UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2007

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On January 11, 2007, EMI Entertainment World, Inc. and its associated music publishers (“EMI”) filed a lawsuit against the Company and several alleged subsidiaries or predecessors-in-interest (“the Company”) in the United States District Court for the Southern District of New York. EMI charges that the Company breached two ringtone license agreements by underpaying royalties, fraudulently reported the amount of royalties owed, and infringed EMI’s copyrights by making unlicensed use of EMI’s works. EMI claims in excess of $10 million in damages for the alleged breaches of contract, unspecified compensatory and punitive damages for the alleged fraud, and in excess of $100 million in statutory damages for alleged copyright infringement. The lawsuit is at its initial stages and the Company has just begun its factual investigation. Based on its knowledge to date, the Company believes that EMI’s claims are without merit and that it has meritorious defenses to them and intends to vigorously defend the suit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2007

INFOSPACE, INC.

By:	/s/ Robert Bruce Easter, Jr.
Robert Bruce Easter, Jr.
Senior Vice President, General Counsel and Secretary